Exhibit 4.4
SUBSCRIPTION AGREEMENT
FOR COMMON STOCK OF
VEMICS, INC.

THIS SUBSCRIPTION AGREEMENT (the "Subscription Agreement") is made and entered into as of the 24th day of July 2008, between Vemics, Inc., a Nevada corporation (the 'Company") and the undersigned purchaser (the "Investor") (the "Investor," together with the "Company," are each referred to as a "Party" and collectively the "Parties").

WHEREAS, the Investor desires to subscribe for and purchase from the Company that number of shares of the Company's common stock, par value $0.001 per share (the "Common Stock") set forth on Purchaser's signature page hereto (the "Investor Shares") at a price per share of $0.12, and associated warrants to purchase Common Stock for a number of shares calculated by multiplying the aggregate number of Investor Shares by thirty percent (30%) with an exercise price $0.04 per share (the "Warrants"). A form of the warrant is attached hereto as Appendix A (the Investor Shares Warrant are referred to collectively as, the "Securities"), on the terms and subject to the conditions set forth herein. These warrants are exercisable for (5) Five years from the date of issuance which is concurrent with the signing of this document.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Offering; Subscription: Payment.

(a) The solicitation of this Subscription Agreement and the offer and sale of the Securities are being made by the Company in reliance upon the provisions of Regulation D promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933 (the "Securities Act") and the Company is relying on the representations and warranties of the Investor contained herein to ensure compliance with exemption from registration of the Securities under Regulation D of the Securities Act (the "Offering"). Pursuant to the terms of this Subscription Agreement, the Investor hereby subscribes for and agrees to purchase the Securities. This offer will expire at noon on July 31, 2008, and cannot be combined with any previous offer (the "Termination Date").

(b) Investor represents and warrants to the Company that Investor has read in its entirety this Subscription Agreement and each of the following documents in the offering package that this Subscription Agreement is a part of: (i) the Registration Statement on Form 10- SB originally filed with the Securities and Exchange Commission ('"SEC") on August 13,2007, refiled on February 1, 2008, including the risk factors contained therein, as amended thereafter; and (ii) the financial statements of the Company as of and for the fiscal year ended June 30,2007 and the interim period ended March 30, 2008 (together, including this Subscription Agreement and all attachments hereto, the "Company Materials").

(c) Subject to the terms d conditions herein set forth, the Investor hereby irrevocably subscribes for the Investor Shares and the Warrants. The Investor acknowledges that this subscription shall not be effective unless and until accepted by the Company.

(d) The Investor shall be entitled to the following anti-dilution protection relating to the Investor Shares until the earlier of: (i) the consummation of (i) a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 51% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a debt or equity raise in or more series of transactions of at least $3 million (the "Expiration Date"):

If, after the issuance of the Investor Shares to the Investor pursuant to this Offering, and prior to the Expiration Date, the Company shall consummate an offering for cash of shares of Common Stock, securities substantially equivalent to the Investor Shares, or securities convertible into the shares of Common Stock (excluding, for this purpose, (i) securities issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation, (ii) shares of common stock issued upon conversion of a convertible security for which an adjustment had already been made hereunder upon the initial issuance of the convertible security, and (iii) such other issuances mutually agreed upon by the Company and the Investor), for no consideration or at a price per share less than $0.12 (a "Dilutive Issuance"), then the Company shall be obligated to issue and deliver to the Investor, for no additional consideration, that number of shares equal to the difference between (i) the number of shares determined by dividing the aggregate dollar amount paid by Investor for the Investor Shares by the Broad-Based Weighted Average Price (as defined herein), less (ii) the number of Investor Shares purchased hereunder prior to the Dilutive Issuance.

The Broad-Based Weighted Average Price shall be calculated as follows:

P(A) + B + (A + C) = Broad Based Weighted Average Price

For purposes of the foregoing formula, the following definitions shall apply:

(a) "P" shall mean, as of the date hereof, the current price per Share (or, $0.12);

(b) "A" shall mean the total number of shares of Common Stock outstanding prior to the Dilutive Issuance, on a fully diluted basis;

(c) "B'' shall mean the aggregate dollar value of the new consideration received by the Company pursuant to the Dilutive Issuance; and

(d) "C" shall mean the number of new shares of Common Stock issued pursuant to the Dilutive Issuance.

For example, if the total number of shares of Common Stock outstanding prior to the Dilutive Issuance, on a fully diluted basis, is 80,000,000 and the Company subsequently E an offering of 10,000,000 shares of Common Stock at a price of $.07 per share, the Broad-Based Weighted Average Price would be $0.1144 (i.e., $1 0,300,000, divided by 90,000,000).

If the Investor purchased 13,333,333 Investor Shares in this Offering for a total purchase price of $1,600,000 at $0.12 per Share, the number of Investor Shares that the Investor would have owned if he invested $1,600,000 at the Broad-Based Weighted Average Price of $0.1144 would equal 13,986,013 total Investor Shares and, therefore, the Company would be obliged to issue an additional 652,680 shares to the Investor.

To the extent that the Company engages in more than one Dilutive Issuance, the foregoing calculation shall be applied in a manner designed to provide the Investor with the same anti-dilution protection reflected in the foregoing.

(e) Subject to the terms and conditions of this Subscription Agreement and applicable law, the Investor further agrees to help the Company identify prospective institutional investors to make investments in Company. If a prospective institutional investor consummates an investment of $10 million or more in the Company during the twelve months following the date of this Agreement, the Company agrees to issue an additional five-year Warrant (in the form attached hereto) to purchase 2,100,000 shares of Common Stock with an exercise price of $0.04 per share. Notwithstanding anything else to the contrary set forth herein, the following entities/persons shall not be considered prospective institutional investors for which the Investor shall be entitled to consideration hereunder: (i) any current investor in the Company or any affiliate of a current investor; (ii) any current affiliate of the Company or affiliate of a current contact of the Company; (iii) ,any party with which the Company, the Company's directors or officers, or any investor in the Company has a pre-existing relationship. In regards to the foregoing, the parties hereto acknowledge that

(i) The Investor is not registered as, and in connection with its assistance to the Company under Section l(e) above, shall not act, either directly or indirectly, as a broker, dealer, agent or investment advisor under applicable federal or state securities laws,

(ii) In performing the services contemplated hereunder relating to referring potential investors, the Investor's responsibilities shall be limited to introducing potential investors to the Company, and the Investor shall not use any general solicitation or general advertising within the meaning of the applicable securities laws in connection with any offering of securities by Company.

(iii) The Investor agrees to introduce the Company to potential investors only in states in which the Investor has been advised that offers and sales of securities can be legally made by Company.

(iv) The Investor shall have no authority to, and shall not, (i) offer for sale or solicit offers to buy any securities of the Company to or from any person, (ii) provide any advisory or valuation services to any person regarding any securities offerings or the merits or risks of an investment in any such securities, (iii) provide any information to any person, other than such information to introduce such person to the Company, regarding the Company, its proposed business or any such securities or offerings, (iv) make any representations or warranties in connection with any such offerings, or (v) otherwise effect any transactions with respect to, or induce or attempt to induce the purchase or sale of, any such securities.

(f) The Securities subscribed for hereby shall not be deemed owned by the Investor, nor shall the Investor be deemed a holder of securities of the Company, until this subscription has been accepted by the Company, the aggregate purchase price for the Securities subscribed for has been received by the Company, and a closing has occurred. The Investor understands and agrees that the Company reserves the right to reject this subscription for the Securities in whole or in part, in its sole discretion, at any time prior to the issuance of the Securities.

(g) In the event of rejection of this subscription in its entirety, or in the event the sale of the Securities (or any portion thereof) is not consummated for any reason, this Subscription Agreement shall have no force or effect, except for Section 9(s) hereof, which shall remain in force and effect.

(h) Immediately following notice of acceptance of this Subscription by the Company, the Investor agrees to deliver to the Company by wire transfer or immediately available funds to an account designated by the Company, the aggregate purchase price for the Securities in the dollar amount set forth on Investor's signature page hereto (or the portion thereof for which the Company accepted a subscription).

(i) The Company will issue the Securities in the name of the Investor upon the Company's acceptance of this Subscription Agreement and receipt of full payment of the aggregate purchase price at the closing of the offering.

(j) Fractional shares shall not be issued but shall be rounded up or down to the id nearest whole share.

(k) Contemporaneous to the Company's acceptance of this Subscription Agreement, the members of the Company's Board of Directors intend to appoint the Investor's designee, Dr. James Desnick, to the Board of Directors. As of today, Desnick is now a Board member.

2. Representations and Warranties of the Company. The Company hereby represents and warrants the Investor as follows:

(a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has full corporate power and authority to enter into this Subscription Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b) Authority. The execution and delivery of this Subscription Agreement by the Company, and the performance by the Company of its obligations hereunder, have been duly authorized by all necessary corporate action by the Company. This Subscription Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Securities. The Securities when issued and delivered to the Investor pursuant Agreement will be duly and validly issued, fully paid and nonassessable.

3. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as follows:

(a) Authority.

(i) Natural Person. If the Investor is a natural person, the Investor represents that he or she has the requisite capacity to execute and deliver this Subscription Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby. This Subscription Agreement has been duly and validly executed and delivered by the Investor and constitutes the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

(ii) Entity. If the Investor is not a natural person, the Investor hereby represents and warrants that (A) the Investor is duly organized and validly existing, and has the power, authority and capacity to enter into this Subscription Agreement and to consummate the transactions contemplated hereby; (B) all necessary actions have been taken, and all necessary approvals and consents have been given, to authorize the execution, delivery and performance of this Subscription Agreement by the Investor; (C) this Subscription Agreement has been duly executed and delivered by the Investor and constitutes the valid and legally binding obligation of the Investor, fully enforceable against the Investor in accordance with its terms; and (D) the execution and delivery of this Subscription Agreement by the Investor, and the Investor's performance of its obligations hereunder, will not conflict with the charter, bylaws, trust agreement or other organizational document(s) of the Investor.

(b) No Violation. The execution and delivery by the Investor of this Subscription Agreement does not, and the performance by the Investor of his obligations under this Subscription Agreement and the consummation of the transactions contemplated hereby will not, conflict with, result in any violation of or default under, result in any person or entity having the right to terminate or modify, or require consent under (i) any note, bond, mortgage, license, lease, contract, commitment, agreement or arrangement to which the Investor is a Party or by which any of his properties or assets are bound or (ii) any judgment, decree or order, or statute, law, ordinance, regulation or rule, applicable to the Investor or to any of the property or assets of the Investor. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required to be obtained or made by the Investor in connection with the execution and delivery of this Subscription Agreement or the consummation of the transactions contemplated hereby.

4. Investment Remesentation of the Investor.

(a) The Investor has received and carefully read the Company Materials. The Investor has based the decision to invest on the information contained in such Company Materials, and has not otherwise relied upon any other offering literature or prospectus. The Investor acknowledges that the Investor has read, understood and is familiar with the Risk Factors made part of the Company Materials, is familiar of risks attending investments of this L/ J type, and has determined that a purchase of Securities is consistent with Investor's investment objectives.

(b) The Investor acknowledges that the Investor has been given the opportunity to ask questions of, and receive answers from, representatives of the Company regarding the business and current plans of the Company and the offering of the Securities and has been given the opportunity to inspect such documents and obtain any additional information as the Investor has requested so as more fully to understand the nature of the investment and to verify the accuracy of the information supplied to the Investor. The Investor acknowledges that, except as set forth herein, no representations or warranties have been made to Investor, or to Investor's advisors or representatives, by the Company or others with respect to the business of the Company and its financial condition.

(c) The Investor, if an individual, is at least 21 years of age. The Investor maintains his or her domicile (if an individual) or its principal offices (if not an individual) at the address shown on the signature page of this Subscription Agreement.

(d) The Investor can bear the economic risks of this investment and can afford the loss of Investor's entire investment in the Securities. The Investor has sufficient liquid assets to pay the purchase price for the Securities subscribed for hereby, has adequate means of providing for such Investor's current needs and possible personal contingencies, and has no present or anticipated need for liquidity of an investment in the Company. The investment of the Investor in the Company is reasonable in relation to the Investor's net worth and financial needs.

(e) The Investor understands that the price per share of Common Stock has been arbitrarily determined by the Company and that no assurances have been given about the increase in value, if any, of the Securities.

(f) The Investor has the requisite knowledge and experience in business and financial matters to be capable of evaluating the merits and risks of an investment in the Company and has determined that such an investment is a suitable investment.

(g) The Investor understands that the offer and sale of the Securities have not been passed upon, nor have the merits of this investment been endorsed or approved by, any state or federal authorities.

(h) The Investor is investing in the Securities for Investor's own account as principal for investment and not with a view toward resale, transfer or distribution. The Investor understands that Investor must bear the economic risk of an investment in the Securities for an indefinite period. The Investor has been advised and is aware that: (i) there is a limited public market for the Securities purchased hereby; (ii) the securities offered hereby have not been registered under the Securities Act or the securities laws of any state or other jurisdiction, and, therefore, cannot be sold -- and Investor agrees not to sell or otherwise dispose of the securities acquired by Investor -- unless such securities are subsequently registered under the Securities Act and such state securities laws as are applicable or unless there are available exemptions from such registration that are supported by an opinion of counsel for Investor, which opinion is satisfactory to the Company.

(i) The Investor acknowledges that the Company has the unconditional right to accept or reject this Subscription Agreement in whole or in part.

(j) The Investor understands the meaning and legal consequences of the foregoing representations and warranties. The Investor certifies that each of the representations and warranties set forth in this Section 4 is true and correct as of the date hereof and shall survive such date. The Investor hereby agrees that the certificate representing the Securities issued to him pursuant hereto may bear the following legend in addition to any other legends as may be agreed to by him or as may be required by law:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES STATUTES AND REGULATIONS. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER 'THE SECURITIES ACT OF 1933, AS AMENDED, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY) OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED. THE HOLDER ALSO ACKNOWLEDGES THAT THE HOLDERS OF PREFERRED STOCK HAVE SPECIAL RIGHTS, AS DESCRIBED IN THE COMPANY'S RESTATED ARTICLES OF INCORPORATION.

(l) The Investor recognizes that the Company is an early stage company with limited revenues. The Investor is familiar with the business and financial condition, properties, operations and prospects of the Company. The Investor acknowledges that it has read, understood and is familiar with the Risk Factors contained in the Form 10-SB filed with the SEC, as amended, is familiar with the nature of risks attending investments of this type, and has determined that a purchase of Securities is consistent with Investor's investment objectives. The Investor is aware that an investment in the Securities is a speculative investment involving a high degree of risk, and that there is no guarantee that it will realize any gain from an investment in the Securities and that it could lose the total value of its investment.

(m) The Investor acknowledges that it has never been promised, guaranteed, or warranted by the Company, its agents, employees, or any other person, expressly or by implication, any of the following: (i) the approximate or exact length of time that it will be required to remain as owner of the Company's securities; (ii) any expected percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of the investment; and (iii) any expected amount of percentage of tax deduction or other tax benefit as a result of the investment.

(n) The Investor acknowledges that tile investment in this Company was not effected by any means of general advertising or general solicitation of an investment in the Company and that such investment is considered a private transaction.

5. Accredited Investor and Suitability Information. The Investor is an "accredited investor" as defined in Rule 501(a) of Regulation D, under the Securities Act. The Investor represents and warrants that he, she or it has completed the Investor Questionnaire contained in Appendix B attached hereto, that the information contained therein is complete and accurate as of the date hereof and that all of the undersigned's responses to the information requested therein are incorporated into this Subscription Agreement as representations and warranties as if fully set forth herein. The undersigned agrees to furnish any additional information requested to assure compliance with applicable federal and state securities laws in connection with the purchase and sale of the Securities.

6. Conditions to the Investor's Obligations. The obligation of the Investor to purchase the Securities is subject to the representations and warranties of the Company contained in Section 2 hereof being true and correct in all material respects as of the Closing Date as though made as of the Closing Date.

7. Conditions to the Company's Obligations. The obligation of the Company to issue and sell the Securities is subject to the representations and warranties of the Investor contained in Sections 3 and 4 hereof being true and correct in all material respects as of the Closing Date as though made as of the Closing Date.

8. Registration Rights. If at any time after the first six months from the date of execution of this subscription agreement, the Company has a class of securities registered under the Securities Exchange Act of 1934, as amended, the Company proposes to register any class of stock, it will notify the Investor, and if so requested by the Investor, will register as part of such registration the Common Stock and the shares of Common Stock underlying the associated warrant, as requested. The Investor may request and participate in piggyback registration of its Common Stock no more than two times. The Investor's piggyback registration rights hereunder will rank second to any other piggyback registration rights of the Company existing on the date hereof, or created after the date hereof. The Company shall immediately notify the Investor of the effective date of any registration of Investor's shares of Common Stock acquired hereunder. If, in the written opinion of any managing underwriter, registration of all or any of the shares requested would unreasonably adversely affect the market for Company's shares, the Company and the Investor shall negotiate a resolution in good faith. These rights are not assignable.

9. Miscellaneous.

(a) Further Documents. The parties agree to execute any and all such further documents and instruments and to take any and all such further actions reasonably required to effectuate this Subscription Agreement and the intent and purposes hereof.

(b) Independent Legal Advice. Neither the Company Materials nor this Subscription Agreement is to be construed as personal legal, financial or tax advice. The undersigned is encouraged to obtain independent legal, financial and tax counsel to advise the undersigned as to the legal and other consequences of investing in the Securities.

(c) Binding Effect. This Subscription Agreement shall be binding upon, and any action for a breach thereof may be brought against, the parties to this Subscription Agreement and their respective successors and assigns.

(d) Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Subscription Agreement in shall not affect the validity, legality or enforceability of the remainder of this Subscription Agreement In such jurisdiction or the validity, legality or enforceability of this Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(e) Entire Agreement. This Subscription Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

(f) Amendment. This Subscription Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party hereto.

(g) No Third Party Beneficiaries. The terms and provisions of this Subscription Agreement are intended solely for the benefit of each Party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

(h) No Transfer. The Investor may not transfer this Subscription Agreement, or any of the Investor's rights or obligations under this Subscription Agreement, without the written consent of the Company.

(i) Survival. This Subscription Agreement shall survive the death, disability, legal incapacity, bankruptcy, insolvency, dissolution or cessation of business of the undersigned.

(j) Headings. The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(k) Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

(1) Counterparts. This Subscription Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. (m) Recapitalization or Fundamental Change. If any recapitalization or other transaction affecting the stock of the Company is effected, then any new, substituted or additional securities or other property which is distributed with respect to the Securities shall be immediately subject to this Subscription Agreement, to the same extent that the Securities, immediately prior thereto, shall have been covered by this Subscription Agreement.

(n) Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Subscription Agreement were not performed in accordance with the terms hereof and that the parties, and any third-party beneficiaries hereof, shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

(o) Waiver. No failure or delay by any Party in exercising any right, power or privilege under this Subscription Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(p) Notices. All notices, requests, claims, demands and other communications given or made pursuant to this Subscription Agreement shall be in writing and shall be given or made by delivery in person, by courier service or by telecopy to the respective parties at the following addresses and facsimile numbers (or at such other address or facsimile number for a Party as shall be specified in a notice given in accordance with this Section):

(i) if to the Company:

Vemics, Inc.
523 Avalon Gardens Drive
Nanuet, New York 10954
(845) 371-7380
Attention: Fred Zola, CEO

With a copy to:

Shulman, Rogers, Gandal, Pordy & Ecker, P.A.
11921 Rockville Pike
Rockville, MD 20852
Fax: (301) 230-2891
Attention: Scott D. Museles

(ii) if to the Investor:

To the address set forth on the Investor's signature page hereto.

All such notices shall be deemed to have been duly given when delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; and on the next Business Day (as hereinafter defined), if timely delivered to an air courier guaranteeing overnight delivery. A "Business Day" shall mean any day that is not a Saturday, a Sunday, or any other day on which banks are required or authorized by law to be closed in the City of Rockville, Delaware.

(q) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF EITHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS AND THAT IT KNOWINGLY -- AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENT, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(r) Confidentiality. The Investor agrees to maintain the secrecy and confidentiality of any Trade Secrets and any Confidential Information which is provided to the Investor for purposes of evaluating its purchase of the Securities. As used herein, "Trade Secrets" shall include, without limitation, all formulae, patterns, compilations, programs, devices, methods, techniques, processes and all other information used in the conduct of the Company's business that would be deemed "trade secrets" within the meaning of the Uniform Trade Secrets Act. The Investor acknowledges that the Trade Secrets are of independent economic value to the Company because they are not generally known and are the subject of efforts by the Company to maintain their secrecy. As used herein, "Confidential Information" shall mean any and all technical or business information of the Company furnished or disclosed, in whatever form or medium, by the Company to the Investor or discovered by the Investor, including but not limited to computer programs, source code, object code, reports, documentation, product/service specifications, marketing plans, financial data and personnel statistics. The Investor acknowledges that all Trade Secrets, all Confidential Information and all books, documents, lists and records pertaining to the Company's business (collectively, the "Records"), whether the Records are written, typed, printed, contained on microfilm, contained on computer disc, contained on tape or set forth in some other medium of expression, are the sole and exclusive property of the Company. The Investor agrees not to (i) divulge, furnish or make accessible to anyone or in any way use, for the Investor's benefit or for the benefit of any other person, firm or entity, any Trade Secret or any Confidential Information; (ii) take or permit any action to be taken which would reduce the value of the Trade Secrets or the Confidential Information to the Company; or (iii) otherwise misappropriate or suffer the misappropriation of the Trade Secrets or the Confidential Information. Notwithstanding anything herein to the contrary, the obligations of secrecy and confidentiality set forth herein shall not apply to any information which is now generally publicly known or which subsequently becomes generally publicly known other than as a direct or indirect result of the breach of this Subscription Agreement by Investor.

(s) Indemnification. The Investor hereby agrees to indemnify the Company and its directors, officers, agents, attorneys and shareholders and hold them harmless from and against any and all loss, damage, liability or expense (including costs and reasonable attorney's fees) to which they may be subject or which they may incur by reason of or in connection with any misrepresentation made by the undersigned, any breach of any of the undersigned's representations or warranties, or the undersigned's failure to fulfill any of the undersigned's covenants or agreements, under this Subscription Agreement, or any other document furnished by the undersigned. This Subscription Agreement and the representations and warranties and indemnification contained herein shall be binding upon the undersigned, the undersigned's heirs, executors, administrators, successors and assigns, and shall survive the acceptance of this Subscription and the sale of the securities.

(t) Brokers. Investor has not entered into any agreement to pay any broker's for finder's fee to any person with respect to this Subscription Agreement or the transactions contemplated hereby.

[SIGNATURES ON FOLLOWING PAGE]

VEMICS, INC.

COUNTERPART SIGNATURE PAGE TO
SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, the undersigned Investor, desiring to purchase the Securities, by executing this signature page, intending to be legally bound, hereby executes, adopts and agrees to all terms, conditions and representations of the Subscription Agreement to which this Counterpart Signature page is attached.

Total number of shares of Common Stock to be purchased: 13,333,333   shares

Aggregate Purchase Price                     $1,600,000.00                 ($0.12 x number of shares)

The Investor must also complete the Investor Questionnaire attached as Appendix A.

If Securities are to be purchased by an individual, the Investor should sign below:

Date: _______________                                                                        ____________________
                                                                                                                      Signature of Investor

____________________                                                                       ____________________
Social Security No.                                                                                     Print Name

If Securities are to be purchased by an entity, the authorized individual of the Investor should sign below:

Date: July 29, 2008                                                                                    /s/Ravine Valley Partners, LLC
                                                                                                                    Print Name of Entity

LLC Tax ID Pending                                                                                /s/James H. Desnick, M.D.
Tax Identification No.                                                                             Signature of Authorized Signatory
                                                                                                                    Name: James H. Desnick, M.D.
                                                                                                                    Title: Member, Manager

If the Securities are to be purchased jointly, each Investor should sign below:

Date: _______________                                                                     ____________________
                                                                                                                  Signature of Shareholder

____________________                                                                    ____________________
Social Security No.                                                                                  Print Name

Date: _______________                                                                      ____________________
                                                                                                                   Signature of Shareholder

____________________                                                                     ____________________
Social Security No.                                                                                   Print Name

All Investors should provide the information below:

Principal Residence Address:                                                           Mailing Address, if different from
                                                                                                               Residence Address:

________________________________________

________________________________________

________________________________________

________________________________________

                                                                                The Subscription is accepted on the 29th day of July 2008.

                                                                                VEMICS, INC.

                                                                                Accepted by:

         /s/ Craig Stout
         Name: Craig Stout
         Title: COO

Appendix A

Form of Warrant

Appendix B

INVESTOR QUESTIONNAIRE

(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To: Vemics, Inc.

This Investor Questionnaire ("Questionnaire") must be completed by the Investor to subscribe for and purchase from the Company that number of shares of the Company's common stock, value $0.001 per share (the "Common Stock'') set forth on Purchaser's signature page to Subscription Agreement (the "Investor Shares") at a price per share of $0.12, and associated warrants to purchase Common Stock for a number of shares calculated by multiplying the aggregate number of Investor Shares by thirty percent (30%) with an exercise price $0.04 per  share (the “Warrants”) on the terms and subject to the conditions set forth in the Subscription Agreement. These warrants are exercisable for a period of (5) Five years from date of issuance which is concurrent with the signing of this contract.

The securities are being offered and sold by Vemics, Inc. (the "Company") without registration under the Securities Act of 1933, as amended (the "Act"), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(2) of the Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Company must determine that a potential investor meets certain suitability requirements before offering or selling Securities to such investor.

The purpose of this Questionnaire is to assure the Company that each investor will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential except to the extent requested by the Securities and Exchange Commission or state securities regulators.

By signing this Questionnaire, you will be authorizing the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Securities will not result in a violation of the Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Securities.

All potential investors must answer all applicable questions and complete, date and sign this Questionnaire.

Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

A. BACKGROUND INFORMATION

Name: Ravine Valley Partners, LLC

Address: 370 Ravine Drive
(Number and Street)

Highland Park, Illinois                   60035
(City)     (State)          (Zip Code)

Telephone Number: (847) 433-8300

If I am an individual:
Age:_______           Citizenship:____________

If a corporation, partnership, limited liability company, trust or other entity:
Type of entity: Limited Liability Company

State of formation:_____________   Date of formation: July, 28, 2008

Social Security/Taxpayer Identification No. LLC Tax ID# Pending

B. STATUS AS ACCREDITED INVESTOR The undersigned is an "accredited investor'ks such term is defined in Regulation D under the Act, as at the time of the sale of the Securities the undersigned falls within one or more of the following categories (Please initial one or more, as applicable):'

___(1) a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974. if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if

_____________
1 As used in this Questionnaire, the term "net worth" means the excess of total assets over total liabilities. In computing net worth for the purpose of subsection (4), the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances. In determining income, the investor should add to the investor's adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, contributions to an IRA or KEOGH retirement plan, alimony payments, and any amount by which home from long-term capital gains has been reduced in arriving at adjusted gross income.

a self-directed plan, with the investment decisions made solely by persons that are accredited investors;

___(2) a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

___(3) an organization described in Section 5Ol(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of $5,000,000;

___(4) a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of such person's purchase of the Securities exceeds $1,000,000;

___(5) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

___(6) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and 1f-T

✓ (7) an entity in which all of the equity owners are accredited investors (as defined above).

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire this 29th day of July 2008, and declares under oath that it is truthful and correct

James H. Desnick, MD
Print Name

By: /s/ James H. Desnick, MD
Signature

Title: Member Manager
(required for any purchaser that is a corporation, partnership, trust or other entity)